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                                  EXHIBIT 99.3

                                 ENROLLMENT CARD



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                        EMERALD FINANCIAL CORP.                                             THIS IS NOT A PROXY
                                                                                             AUTHORIZATION FORM
DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
I hereby authorize National City Bank (Agent) to apply                 Check One Box Only:
cash dividends from Common Stock of Emerald Financial                  [ ]  FULL DIVIDEND REINVESTMENT on all
Corp. (Company) registered in my name, and/or credited                      shares held with the option of purchasing
in my account under this Plan, and any optional cash                        stock with optional cash payments.
payments made by me in accordance with the Plan, to the                [ ]  PARTIAL DIVIDEND REINVESTMENT on
purchase of full and fractional  Shares of the Company's Common             _______ shares held with the option of purchasing
Stock.                                                                      stock with optional cash payments.
                                                                       [ ]  OPTIONAL CASH PAYMENTS (ONLY).
                                                                            I wish to make an optional cash payment to my
                                                                            Plan Account.
                                                                                          AMOUNT ENCLOSED
                                                                                      $
                                                                                       --------------------------
                                                                                       (Check or money order only)

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                                                                                          Stockholder Signature

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                                                                                          Stockholder Signature
If name(s) and address is not preprinted above, please print your name
(exactly as it appears on your registered common stock) and address.    -----------------------------------------------------
                                                                                      Area Code -- Telephone Number

                                                                       Dated:
                                                                             ------------------------------------------------

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     Completion of this card authorizes Emerald Financial Corp. to enroll your account in the Dividend Reinvestment and Stock Purchase Plan in one of the following ways:

     FULL DIVIDEND REINVESTMENT -- The dividends on all shares of Emerald Financial Corp. Common Stock registered in your name as well as shares credited to your account under the Plan will automatically be reinvested in additional shares of Common Stock. Also, you may make optional payments.

     PARTIAL DIVIDEND REINVESTMENT -- The dividends on only the number of shares that are specified on the authorization card, together with any optional cash payments, will be applied toward the purchase of additional Common Stock.

     OPTIONAL CASH PAYMENTS -- Optional cash payments may be made at any time. The minimum optional cash payment is $10 monthly and the maximum amount is $25,000 annually. To make an optional cash payment with this Authorization Form, indicate the amount and enclose a check or money order payable to the order of National City Bank, Agent (Reinvestment Services, P. O. Box 94946, Cleveland, Ohio 44101-4946). No interest will be paid on any amounts pending their investment.

     Your participation in the Plan and the Agent's authorization herein are subject to the terms and conditions set forth in the Prospectus describing the Plan.

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